United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

NTL INCORPORATED
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the registrant)

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Filed by NTL Incorporated
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934

This filing consists of certain communications made in connection with the announcement of the Amended and Restated Agreement and Plan of Merger among NTL Incorporated, Telewest Global, Inc., Neptune Bridge Borrower LLC and Merger Sub Inc., dated as of December 14, 2005.

From:	Robert Mackenzie

Sent:	Monday, December 19, 2005 10:24 AM (GMT)

Subject:	Amended and Restated NTL 2004 Stock Incentive Plan

To:	All NTL Option holders
All holders of NTL Restricted Stock
All holders of NTL Restricted Stock Units

Dear colleagues,

Last week you may have heard that the legal structure of the NTL/Telewest merger has changed. NTL, instead of becoming the parent of Telewest Global, will now become a subsidiary of Telewest Global. After the merger, Telewest Global will change its name to NTL (referred to in this note as the combined parent company). Also, in the merger, each share of NTL common stock will be converted into 2.5 shares of common stock of the combined parent company.

I would like to clarify that this revised structure will not constitute an ‘Acceleration Event’ under the NTL 2004 Stock Incentive Plan, your Stock Option Notices, your Restricted Stock Agreement or your Restricted Stock Unit Agreement, because after the merger, the NTL stockholders will continue to own approximately 75% of the combined group. This reduction of the stockholders’ ownership from 100% is not sufficient to trigger a change of control of NTL for the purposes of the Stock Incentive Plan.

Below is a general summary of how existing NTL equity awards will be treated in the merger.

NTL stock options (whether vested or unvested) will be converted into options to purchase stock of the combined parent company on the same terms as immediately prior to the merger (including as to vesting and exercisability). The number of shares subject to this converted option will be equal to the number of shares of NTL common stock subject to the existing NTL option, multiplied by 2.5. The exercise price of the converted option will be equal to the aggregate exercise price of the existing NTL stock option divided by the number of shares of stock of the combined parent company to which the converted option is subject. This conversion formula is intended to preserve the intrinsic, or “in the money”, value of the options immediately before and immediately after the merger (subject to rounding).

NTL restricted stock will be converted into restricted stock of the combined parent company on the same terms as immediately prior to the merger (including as to vesting). The number of shares subject to a converted restricted stock award will be equal to the number of shares subject to the existing NTL award multiplied by 2.5 (subject to rounding).

NTL restricted stock units will be converted into restricted stock units of the combined parent company on the same terms as immediately prior to the merger (including as to vesting). The number of shares subject to the converted restricted stock unit award will be equal to the number of shares subject to the existing NTL award multiplied by 2.5 (subject to rounding).

I will let you have more details of how this applies to you once we are closer to the completion of the merger.

Regards
Robert Mackenzie
Group Legal Director
NTL Group Limited

This document is part of a prospectus covering securities that have been registered under the U.S. Securities Act of 1933, as amended.

Forward Looking Statements

Certain statements in this communication regarding the proposed transaction between NTL Incorporated (“ntl”) and Telewest, Inc. (“Telewest”), the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding Telewest’s or ntl’s future expectations, beliefs, goals or prospects constitute forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. When used in this document, the words “believe”, “anticipate”, “should”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, and similar expressions or statements that are not historical facts, in each case as they relate to ntl and Telewest, the management of either such company or the proposed transaction, are intended to identify those expressions or statements as forward-looking statements. In addition to the risks and uncertainties noted in this document, there are certain factors, risks and uncertainties that could cause actual results to differ materially from those anticipated by some of the statements made, many of which are beyond the control of ntl and Telewest. These include: (1) the failure to obtain and retain expected synergies from the proposed transaction, (2) rates of success in executing, managing and integrating key acquisitions, including the proposed acquisition, (3) the ability to achieve business plans for the combined company, (4) the ability to manage and maintain key customer relationships, (5) delays in obtaining, or adverse conditions contained in, any regulatory or third-party approvals in connection with the proposed transaction, (6) availability and cost of capital, (7) the ability to manage regulatory, tax and legal matters, and to resolve pending matters within current estimates, (8) other similar factors, and (9) the risk factors summarized and explained in our Form 10-K. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and
8-K reports.

Additional Information and Where to Find it

This filing may be deemed to be solicitation material in respect of the proposed merger of ntl and Telewest or any related transaction. In connection with the proposed merger and related transactions, ntl and Telewest will file a joint proxy statement / prospectus with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS OF NTL AND TELEWEST ARE ADVISED TO READ THE JOINT PROXY STATEMENT / PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED TRANSACTIONS. The final joint proxy statement / prospectus will be mailed to stockholders of ntl and Telewest. Investors and security holders may obtain a free copy of the joint proxy statement / prospectus, when it becomes available, and other documents filed by ntl and Telewest with the SEC, at the SEC’s web site at http://www.sec.gov.

Free copies of the joint proxy statement / prospectus, when it becomes available, and each company’s other filings with the SEC may also be obtained from the respective companies. Free copies of ntl’s filings may be obtained by directing a request to ntl Incorporated, 909 Third Avenue, Suite 2863, New York, New York 10022, Attention: Investor Relations. Free copies of Telewest’s filings may be obtained by directing a request to Telewest Global, Inc., 160 Great Portland Street, London W1W 5QA, United Kingdom, Attention: Investor Relations.

Participants in the Solicitation

ntl, Telewest and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from their respective stockholders in favor of the merger and related transactions. Information regarding ntl’s directors and executive officers is available in ntl’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 5, 2005. Information regarding Telewest's directors and executive officers is available in Telewest’s proxy statement for its 2005 annual meeting of stockholders, while was filed with the SEC on April 11, 2005.

Additional information regarding the interests of such potential participants will be included in the joint proxy statement / prospectus.

Tel: +44 (0)1256 752157 : Fax: +44 (0)1256 752170 : Mobile: +44 (0)7785 502162 :robert.mackenzie@ntl.com

This e:mail and any files sent with it are or may be confidential and legally privileged and are sent solely for the attention of the addressee(s). If you have received this e:mail in error, please delete it from your system: its use, disclosure or copying is unauthorised.

Registered office: ntl House, Bartley Wood Business Park, Hook, Hampshire, RG27 9UP. Registered in England and Wales with number 2591237

The contents of this email and any attachments are sent for the personal attention of the addressee(s) only and may be confidential. If you are not the intended addressee, any use, disclosure or copying of this email and any attachments is unauthorised – please notify the sender by return and delete the message. Any representations or commitments expressed in this email are subject to contract.

ntl Group Limited